SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MULTIMEDIA ACCESS CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

________________________________________________________________________________
/_/ Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                        MULTIMEDIA ACCESS CORPORATION

                            2665 VILLA CREEK DRIVE

                                  SUITE 200
                             DALLAS, TEXAS 75234



                                                                April 14, 1997

Dear Shareholder:

   You are cordially invited to attend MultiMedia Access Corporation's (the "Company") Annual Meeting of Shareholders to be held on May 14, 1997, at 10:30 a.m. local time at the Westin Galleria Hotel at 13340 Dallas Parkway, Dallas, TX 75240.

   You are being asked to elect the Company's Board of Directors and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. We also will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

   Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

                                                  Sincerely,

                                                  /s/ Glenn A. Norem

                                                  Glenn A. Norem
                                                  Chief Executive Officer

                           YOUR VOTE IS IMPORTANT!

   EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON IF YOU SO DESIRE EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

   IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

                        MULTIMEDIA ACCESS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  May 14, 1997

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MultiMedia Access Corporation, a Delaware corporation (the "Company"), is scheduled to be held on May 14, 1997 at 10:30 a.m., local time, at the Westin Galleria Hotel located at 13340 Dallas Parkway, Dallas, TX 75240 for the following purposes:

          1. To elect three directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

          2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 1997; and

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

   ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 11, 1997 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. SHAREHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON.

                                                  FOR THE BOARD OF DIRECTORS

                                                  /s/ William S. Leftwich


                                                  William S. Leftwich
                                                  Assistant Secretary

                        MULTIMEDIA ACCESS CORPORATION
                               PROXY STATEMENT

                             GENERAL INFORMATION

PROXY SOLICITATION

   This Proxy Statement is furnished to the holders of common stock, $.0001 par value (the "Common Stock"), of MultiMedia Access Corporation, a Delaware corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on Wednesday, May 14, 1997, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

   Proxies  for use at the Annual  Meeting are being  solicited  by the Board of
Directors of the Company. These proxy solicitation materials are first being mailed on or about April 14, 1997 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

   A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in the accompanying Notice of Annual Meeting of Shareholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

   Only shareholders of record at the close of business on April 11, 1997 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 7,906,291 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstention and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

   Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

   All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-voters will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

   Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

   Three directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Messrs. Norem, Culp and Jobe currently serve as directors of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

   The names of the nominees and certain other information about them are set forth below:


    NOMINEE       AGE   DIRECTOR SINCE        OFFICE HELD WITH COMPANY
---------------  ----- ---------------- -----------------------------------
Glenn A. Norem.   44       1994         Chief Executive Officer and Director
William D.Jobe.   59       1994         Chairman of the Board
Joe C. Culp....   63       1995         Director


   Mr. Norem has been Chief Executive Officer and a director of the Company since its inception in February 1994. Mr. Norem has been Chief Executive Officer of each of the Company's subsidiaries since their respective inceptions. Mr. Norem has also been Chairman and Chief Executive Officer of Catalyst Financial Corporation ("Catalyst"), an investment and business advisory firm to development stage companies in the computer and communications industries, since its inception in January 1990. From March 1984 to December 1989, Mr. Norem was a general partner of Barry Cash Southwest Partnership, L.P., a venture capital partnership. From May 1985 to December 1989, Mr. Norem was a general partner of InterWest III, L.P. a venture capital partnership and, from 1983 to 1984, he was Corporate Strategic Business Development Manager at Texas Instruments, Inc. Mr. Norem began his career with IBM Corporation's System Communications Division R & D Laboratory. Mr. Norem received a B.S. degree in Electrical Engineering/Systems Engineering from Southern Illinois University and an M.B.A. (Finance and Marketing) from the University of Chicago.

   Mr. Jobe has been Chairman of the Board of the Company since November 1994. Since July 1991, Mr. Jobe has been a private venture capitalist and computer industry advisor. From June 1990 to July 1991, Mr. Jobe was President of MIPS Technology Development, a subsidiary of MIPS Computer Systems, Inc., a supplier of reduced instruction set computing products and technology. From September 1987 to June 1990, Mr. Jobe was Executive Vice President for Sales, Marketing and Service of MIPS Computer Systems, Inc. From 1993 Mr. Jobe was Chairman and a director of Great Bear Technology, Inc., a publicly-traded supplier of interactive multimedia software. Mr. Jobe received a B.S.M.E. and a M.S.M.E. from Texas A & M University and a P.M.D. from Harvard Business School.

   Mr. Culp has been a director of the Company since November 1995. Since 1990, Mr. Culp has served as President of Culp Communications Associates, engaging in senior level consulting in the telecommunications industry. From 1989 to 1990, Mr. Culp was Executive Vice President of Communications Transmission, Inc., a telecommunications provider. From 1988 to 1989, Mr. Culp served as President and Chief Executive Officer of LIGHTNET, a fiber optic telecommunications carrier jointly owned by CSX Corporation and Southern New England Telecommunications. From 1982 to 1988, Mr. Culp was President, Telecommunications for Rockwell International. Since 1994, Mr. Culp has served on the Chairman's Advisory Board of Newbridge Networks a publicly-traded company and since 1996, has served as a director of IXC
Communications, a public company. Mr. Culp received a B.S.E.E. from the University of Arkansas.

EXECUTIVE OFFICERS

   The following table contains information as of April 11, 1997 as to the executive officers of the Company.

        NAME           AGE              OFFICE HELD WITH COMPANY
-------------------  ------ -----------------------------------------------
Glenn A. Norem.....  44     Chief Executive Officer
Philip M. Colquhoun  55     President and Chief Operating Officer
William S. Leftwich  47     Chief Financial Officer and Assistant Secretary
David T. Stoner ...  40     Vice President of Operations


   Mr. Norem's information can be found with the above information concerning nominees for directors.

   Mr. Colquhoun was appointed President and Chief Operating Officer of the Company in April 1996. He had been President of Viewpoint Systems, Inc. and Osprey Technologies, Inc., both subsidiaries of the Company, since November 1995. From August 1994 to October 1995, Mr. Colquhoun was President of the Connectworks Division of Connectware Inc., a wholly owned subsidiary of AMP Inc. From September 1991 to August 1994, Mr. Colquhoun served as President and Chief Executive Officer of Visual Information Technologies Inc., a manufacturer of PC video, graphics and imaging products, which was sold to Connectware Inc. From February 1990 to September 1991, he was Senior Vice President of Visual Information Technologies Inc., From August 1984 to February 1990, Mr. Colquhoun served Recognition Equipment Inc. in various capacities, including Vice President Manufacturing, Vice President and General Manager, Special Products Division and President, Postalogic Division. Mr. Colquhoun was the Vice President of Finance and Administration for Nixdorf Computer Corporation from 1981 to 1984 and was employed by IBM Corporation from 1961 to 1981 in various engineering, finance and manufacturing positions.

   Mr. Leftwich has been Chief Financial Officer of the Company since March 1995. From January 1993 to March 1995, Mr. Leftwich served as Chief Financial Officer, Treasurer and Secretary of Integrated Security Systems, Inc., a manufacturer, developer, and distributor of integrated security solutions. From August 1992 to December 1992, Mr. Leftwich served as Controller of Thomas Group Holding Company, an affiliate of Integrated Security Systems, Inc. Mr. Leftwich was self-employed as a financial consultant from January 1992 to July 1992. From January 1989 to December 1991, Mr. Leftwich served as the Chief Financial Officer of OKC Limited Partnership, an oil and gas exploration company. For approximately seven years prior to joining OKC Limited Partnership, Mr. Leftwich served as Vice President -- Finance for Endevco, Inc., a natural gas transportation and processing company. Mr. Leftwich is a C.P.A. and received a B.B.A. from Texas A&M University.

   Mr. Stoner joined the Company as Vice President of Operations in August 1996. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. ("VITec"), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.

   There are no family relationships among the directors, executive officers, or other significant employees of the Company.

DIRECTOR COMPENSATION

   Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In June 1993, Mr. Jobe was granted an option to purchase 5,110 shares of Common Stock under the 1993 Stock Option Plan at an exercise price of $0.20 per share. This option is fully vested. In November 1994, Mr. Jobe was granted an option to purchase 125,000 shares of Common Stock under the 1994 Option Plan, at an exercise price of $3.00 per share. The option vests as to one quarter of the shares subject to the option one year from the date of grant and one quarter of the shares subject to the option each year thereafter subject to acceleration based on the Company's performance. In November 1995, Mr. Jobe and Mr. Culp were each granted options to purchase 40,000 shares of Common Stock exercisable at $3.00 per share under the 1995 Option Plan for consulting activity in addition to their director responsibilities. These options vest over a three (3) year period.

   In May 1995, the Company adopted a 1995 Director Option Plan (the "Director Plan") under which only outside directors are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of the Company. A total of 250,000 shares of Common Stock have been authorized for issuance under the Director Plan. As of December 31, 1996, options to purchase an aggregate of 45,000 shares at exercise prices ranging from $3.00 to $4.00 per share had been granted under the Director Plan. Each non-employee director who joins the Board after May 1, 1995 will automatically be granted a nonstatutory option to purchase 15,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each such non-employee director will automatically be granted a nonstatutory option to purchase 10,000 shares of Common Stock upon annual re-election to the Board, provided the director has been a member of the Board for at least six months upon the date of re-election. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each initial 15,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, and each annual 10,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, in each case unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving the Company, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation. Unless terminated sooner, the Director Plan will terminate in 2005. The Director Plan is currently administered by the Board of Directors. The Board has authority to amend or terminate the Director Plan, provided that no such action may impair the rights of any optionee without the optionee's consent.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors held a total of seven meetings during the Company's fiscal year ended December 31, 1996. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.

   The Board of Directors has established two standing committees: the Audit and Compensation Committees. Messrs. Norem, Jobe and Culp are members of both the Audit and Compensation Committee.

   The Audit Committee, which met one time in 1996, recommends annually to the Board of Directors the appointment of the independent public accountants of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions if any, with affiliated parties.

   The Compensation Committee, which met one time in 1996, reviews and approves salaries and bonuses for all officers, administers the Company's existing stock option plan, and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

                                PROPOSAL NO. 2
                  RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

   The Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent auditors for 1997. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment.

   A representative of Ernst & Young LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICAITON OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR YEAR 1997.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth information as of April 11, 1997 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o MultiMedia Access Corporation, 2665 Villa Creek Drive, Suite 200, Dallas, TX 75234. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.


                                                                                    PERCENTAGE OF
           NAME AND ADDRESS OF                 AMOUNT AND NATURE OF                  OUTSTANDING
            BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)              SHARES OWNED(1)(2)
----------------------------------------  ------------------------------        -------------------------
Fred Kassner ..........................        1,961,266((3))                            13.3
 69 Spring Street
 Ramsey, NJ 07446

H. T. Ardinger, Jr ....................        1,876,848((4))                            12.8
 9040 Governors Row
 Dallas, TX 75247

Robert Moody, Jr ......................        1,253,433((5))                             8.5
 601 Moody National Bank Bldg
 Galveston, TX 77550

Glenn A. Norem ........................          952,557((6))                             6.5
M. Douglas Adkins .....................          874,921((7))                             5.9
 1601 Elm Street, #3000
 Dallas, TX 75201

William D. Jobe .......................          91,775((8))                              *
William S. Leftwich ...................          46,500((9))                              *
Joe C. Culp ...........................          25,624((10))                             *
Philip M. Colquhoun ...................          74,166((11))                             *
David T. Stoner .......................              --((12))                             *
All executive officers and directors as
 a group (six persons) ................       1,190,622((6)(8)(9)(10)(11)(12))            8.1

----------
   * Less that 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 11, 1997 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from April 11, 1997 have been exercised. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Based on a total of (i) 7,906,291 shares issued and outstanding, (ii) 2,851,977 shares of Common Stock reserved for issuance upon the exercise of Redeemable Common Stock Purchase Warrants at $4.50 per share, (iii) 707,500 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock at $1.00 per share, (iv) 2,274,073 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock at $3.00 per share and (v) 972,139 shares of Common Stock reserved for issuance upon exercise of vested stock options as of June 10, 1997.

(3) Includes (i) 260,869 shares of Common Stock reserved for issuance upon the exercise of Redeemable Common Stock Purchase Warrants at $4.50 per share and (ii) 365,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants to purchase common stock at $3.00 per share.

(4) Includes (i) 54,501 shares owned by Mr. Ardinger's wife, (ii) 436,423 shares of Common Stock reserved for issuance upon the exercise of Redeemable Common Stock Purchase Warrants at $4.50 per share, (iii) 157,500 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share and (iv) 487,500 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $3.00 per share.

(5) Includes (i) 250,000 shares beneficially owned by Moody Insurance Group, Inc., of which Mr. Moody is Chairman, President and the sole stockholder,
     (ii) 140,591 shares of Common Stock reserved for issuance upon the exercise of Redeemable Common Stock Purchase Warrants at $4.50 per share, (iii) 200,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share and (iv) 275,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $3.00 per share.

(6) Includes (i) 51,100 shares issuable at $.04 per share upon the exercise of options issued under the 1993 Option Plan, (ii) 104,001 shares issuable at $2.42 per share upon exercise of options issued under the 1994 Option Plan,
     (iii) 45,333 shares issuable at $3.30 per share upon exercise of options issued under the 1995 Option Plan, (iv) 10,869 shares of Common Stock reserved for issuance upon the exercise of Redeemable Common Stock Purchase Warrants at $4.50 per share, (v) 108,337 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share,
     (vi) 25,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $3.00 per share and (vii) 13,200 shares owned by Mr. Norem's children. Mr. Norem disclaims beneficial ownership of these shares.

(7) Includes (i) 116,025 shares of Common Stock reserved for issuance upon the exercise of Redeemable Common Stock Purchase Warrants at $4.50 per share,
     (ii) 220,500 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share and (iii) 170,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $3.00 per share.

(8) Includes (i) 5,110 shares issuable at $.20 per share upon the exercise of options issued under the 1993 Option Plan, (ii) 62,916 shares issuable at $3.00 per share upon the exercise of options issued under the 1994 Option Plan, (iii) 20,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Option Plan and (iv) 3,749 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Directors Option Plan.

(9) Includes (i) 38,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1994 Option Plan and (ii) 8,500 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Option Plan.

(10) Includes (i) 20,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Option Plan and (ii) 5,624 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Directors Option Plan.

(11) Includes 74,166 shares issuable at $3.00 per share upon the exercise of options granted under the 1995 Option Plan.

(12) None of the 100,000 options to purchase Common Stock of the Company at $4.00 per share have vested as of June 10, 1997.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE


                                                                       LONG TERM
                                            ANNUAL COMPENSATION      COMPENSATION
                                       ---------------------------- --------------
        NAME AND                                                        OPTIONS
  PRINCIPAL POSITION      FISCAL YEAR      SALARY         BONUS       (IN SHARES)
-----------------------  ------------- -------------- ------------- --------------
Glenn A. Norem.........  1996          $135,000            --       160,000
 Chief Executive         1995            90,000       $45,000 (3)        -- (1)
  Officer                1994            91,875 (2)   $45,000 (3)   130,000
William S. Leftwich ...  1996          $110,000            --        30,000
 Chief Financial
  Officer                1995            90,000 (4)   $15,000 (5)    60,000
Philip M. Colquhoun ...  1996          $140,000       $35,000        50,000
 President and Chief     1995            90,000 (6)     3,500       200,000
  Operating Officer
David T. Stoner........  1996          $120,000 (7)        --       100,000
 Vice President of
  Operations

----------
(1) Does not include warrants to purchase 118,500 shares of Common Stock of the Company granted to Mr. Norem and Norem I, L.P. in connection with financing transactions.

(2) $22,500 of such amount was accrued as of December 31, 1994, of which $11,250 was paid in 1995. The remaining $11,250 was accrued as of December 31, 1995.

(3) In October 1996 receipt of this amount was deferred by Mr. Norem until February 1998.

(4) Represents Mr. Leftwich's annual salary. He assumed his duties with the Company on March 29, 1995 and earned $67,268 in salary during 1995.

(5)  Amount was accrued as of December 31, 1995 and 1996 and paid in 1997.

(6) Represents Mr. Colquhoun's annual salary. He assumed his duties as President of the Viewpoint and Osprey subsidiaries on November 1, 1995 and earned $14,880 in salary during 1995. Mr. Colquhoun assumed the duties of President and Chief Operating Officer of the Company in April 1996.

(7) Represents Mr. Stoner's annual salary. He assumed his duties with the Company on August 16, 1996 and earned $44,615 in salary in 1996.

   The following table provides information concerning options granted to the executive officers of the Company in 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                  % OF TOTAL
                                   OPTIONS
                                   GRANTED
                                 TO EMPLOYEES   EXERCISE OR
                      OPTIONS         IN            BASE      EXPIRATION
        NAME          GRANTED    FISCAL YEAR    PRICE/SHARE      DATE
-------------------  --------- --------------- ------------- ------------
Glenn A. Norem.....  160,000   20.2            $3.30         1/01/01
William S.Leftwich.   30,000    3.8            $3.00         1/01/06
Philip M. Colquhoun   50,000    6.3            $3.00         4/26/06
David T. Stoner ...  100,000   12.6            $4.00         8/19/06


YEAR-END OPTION VALUES

   The following table sets forth certain information as of December 31, 1996 concerning the value of unexercised options held by the officers named in the Summary Compensation Table above.

                        FISCAL YEAR-END OPTION VALUES

                            NUMBER OF SHARES            VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED         IN-THE MONEY OPTIONS
                      OPTIONS AT DECEMBER 31, 1996   AT DECEMBER 31, 1996((1))
                     ----------------------------- -----------------------------
        NAME          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------  ------------- --------------- ------------- ---------------
Glenn A. Norem.....    144,267         196,833         $421,693      $268,612
William S. Leftwich     39,000          51,000           58,500        76,500
Philip M. Colquhoun     43,333         206,667           65,000       310,000
David T. Stoner ...         --         100,000               --        50,000
----------

(1) Represents the difference between the exercise price of the outstanding options and the estimated market price of the Common Stock on December 31, 1996 of $4.50 per share.

EMPLOYMENT AGREEMENTS

   The Company has entered into a five-year employment agreement with Glenn A. Norem, effective February 7, 1994, which provides for his employment as Chief Executive Officer. The employment agreement provides for an annual base compensation of $90,000, subject to increases upon review by the Board of Directors, and annual bonuses at the discretion of the Board of Directors. In the event the employment agreement is terminated, (other that "for cause" by the Company) including for "good reason" by Mr. Norem including in the event of a "change of control" as defined in the agreement, then Mr. Norem will receive (i) all accrued salary, bonuses and benefits through the date of such termination; and (ii) a sum equal in the aggregate to the full amount, discounted by three percent (3%), of (a) the salary and benefits which Mr. Norem would have received, at the average rate or rates in effect during the six-month period immediately prior to termination, and (b) the annual bonus or bonuses which Mr. Norem would have received, at the rate of his annual bonus for the last full fiscal year of the Company ending prior to termination, had, with respect to both (a) and (b), Mr. Norem's employment under the agreement continued through the full term of the agreement. The employment agreement also contains provisions granting Mr. Norem certain piggy-back and demand registration rights that require the Company to register under the Securities Act any or all shares of the Company's Common Stock held by Mr. Norem, or issuable upon exercise of stock options held by Mr. Norem. The employment agreement is automatically renewed for successive one year terms unless the Company or Mr. Norem elects not to renew.

   In January 1996, Mr. Norem's employment agreement was amended to increase his annual base compensation to $135,000 and provide for a minimum bonus of $15,000 per year. Concurrent with the amendment, the Board of Directors granted Mr. Norem a bonus of $45,000 per year for 1994 and 1995 to be paid only upon the authorization of the Board of Directors. In September 1996, Mr. Norem's employment agreement was amended to include a non-compete, non-solicitation, and non-circumvention agreement with the Company for the duration of his employment and through the two years immediately following the termination of his employment with the Company.

   The Company has also entered into employment agreements with Messrs. Colquhoun, Leftwich and Stoner. These employment agreements provide (i) for annual base compensation of $90,000, $90,000 and $120,000 respectively, as adjusted periodically by the Board of Directors; (ii) that the officer is eligible to participate in the Company's Employee Stock Option Plans and Executive Bonus Plans; and (iii) that the employment of each officer with the Company is "at will" and may be terminated by the officer or the Company at any time, for any reason or no reason.

                             CERTAIN TRANSACTIONS

   In October 1996, Glenn A. Norem, Chief Executive Officer of the Company, agreed to defer the receipt of $170,308 principal amount of secured and demand notes, accrued interest of $13,154 and accrued salary and bonuses of $127,781 until February 1998. The Company has agreed to pay Mr. Norem interest at a rate of 15% per annum on the deferred amount. In addition, Mr. Norem was repaid $200,000 principal amount of secured and demand notes plus accrued interest of $8,921 on convertible notes from the proceeds of the Company's initial public offering on February 7, 1997. Also, G. A. Norem I L.P., a partnership managed by Mr. Norem, was repaid $35,000 principal amount of secured and demand notes plus accrued interest of $10,068 from the proceeds of the offering.

   Mr. Norem also elected to convert $50,000 principal amount of convertible notes into 10,869 shares of Common Stock and 10,869 Redeemable Common Stock Purchase Warrants upon the closing of the Company's initial public offering on February 7, 1997.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more that 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent (10%) beneficial owners were complied with.

                            SHAREHOLDER PROPOSALS

   Proposals of Shareholders of the Company that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 15, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                ANNUAL REPORT

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

                                OTHER MATTERS

   The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   By Order of the Board of Directors


                                   /s/ William S. Leftwich

                                   William S. Leftwich
                                   Assistant Secretary

Date: April 14, 1997

                        MULTIMEDIA ACCESS CORPORATION
                      2665 VILLA CREEK DRIVE, SUITE 200

                             DALLAS, TEXAS 75234

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Glenn A. Norem and William S. Leftwich and each of them, with full power of substitution, as proxies to vote as designated on the reverse side, all the shares of common stock held by the undersigned at the annual meeting of shareholders of MultiMedia Access Corporation to be held on May 14, 1997, at 10:30 A.M. at the Westin Galleria Hotel, 13340 Dallas Parkway, Dallas, TX 75240, or any adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

   1. ELECTION OF DIRECTORS:

   Nominees: Glenn A. Norem, William D. Jobe, Joe C. Culp

[ ] FOR ALL NOMINEES                         [ ] WITHHELD FROM ALL NOMINEES

[ ] FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES:
                                                            --------------------
   2. APPROVAL OF INDEPENDENT ACCOUNTANTS

[ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

                        (TO BE SIGNED ON REVERSE SIDE)

   THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE FOR ELECTION OF DIRECTORS AND FOR APPROVAL OF INDEPENDENT ACCOUNTANTS AND AT THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made above.

                                   DATE:
                                        ----------------------------------------


                                   ---------------------------------------------
                                                   SIGNATURE


                                   ---------------------------------------------
                                             SIGNATURE, IF HELD JOINTLY

                                   NOTE: Please sign  exactly  as names  appears
                                         hereon. Joint  owners each should sign.
                                         When  signing as  attorney,   executor,
                                         administrator,   trustee  or  guardian,
                                         please give full title as such.